[DESCRIPTION]DEFINITIVE PROXY STATEMENT


             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934
                     (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AMRESCO, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)
-----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
  --------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)  Proposed maximum aggregate value of transaction:
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(5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
(1)  Amount Previously Paid:
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(2)  Form, Schedule or Registration Statement No.:
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(3)  Filing Party:
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(4)  Date Filed:
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           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 31, 2000

                       __________________


TO THE STOCKHOLDERS OF AMRESCO, INC.

     NOTICE   IS   HEREBY  GIVEN  that  the  Annual  Meeting   of
Stockholders (the "Annual Meeting") of AMRESCO, INC. (the "Company") will be held on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on Thursday, May 31, 2000, at 9:00 a.m., Central Time, for considering and acting upon:

     1.   The election of one director for a three-year term;

     2.   The  appointment  of  Deloitte  &  Touche  LLP  as  the
          Company's independent public accountants for the fiscal year ending December 31, 2000; and

     3.   To   transact  such  other  business  as  may
          properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 10, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 700 North Pearl Street, Suite 1900, Dallas, Texas 75201.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1999 is enclosed.


                       By Order of the Board of Directors


                       /s/ L. Keith Blackwell
                       L. Keith Blackwell
                       Senior Vice President, General Counsel and Secretary

Dallas, Texas
April 21, 2000


PLEASE  COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR  VOTE
MAY  BE  RECORDED  AT THE ANNUAL MEETING IF  YOU  DO  NOT  ATTEND
PERSONALLY.


                         AMRESCO, INC.
                        PROXY STATEMENT
                          ___________

                          INTRODUCTION

     This Proxy Statement is furnished to stockholders of AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 31, 2000, on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas (the "Annual Meeting"), and at any adjournment(s) thereof. The Annual Meeting is being held for the purpose of considering and acting upon:

     (1)  The election of one director for a three-year term;

     (2)  The  appointment  of  Deloitte  &  Touche  LLP  as  the
          Company=s independent public accountants for the fiscal year ending December 31, 2000; and

     (3) To transact such other business as may properly come before the Annual Meeting.

     The  date  of this Proxy Statement is April 21, 2000.   This
Proxy   Statement  is  first  being  mailed  to   the   Company's
stockholders on or about such date.

     The  Company's principal offices are located  at  700  North
Pearl  Street,  Suite 1900, Dallas, Texas 75201.   Its  telephone
number is (214) 953-7700.

Voting at the Meeting

     Only holders of record of the Company's common stock, par value $.05 per share (the "Common Stock"), outstanding at the close of business on April 10, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. As of the close of business on the Record Date, 48,750,156 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on such number of shares outstanding. Each share of Common Stock is entitled to one vote.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present. A record holder of shares who completes and properly signs the accompanying proxy card and returns it to the Company will have their shares voted as directed on the proxy card. If a stockholder attends the Annual Meeting, that stockholder may vote his or her shares by proxy by delivering a completed proxy card in person or the stockholder may vote their shares by completing a ballot at the Annual
Meeting. The Company will have ballots available at the Annual Meeting for stockholders who choose to vote their shares in person.

     Many stockholders hold their shares of Common Stock in "street name," which means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the stockholders' own names. The street name holder should provide to those stockholders, along with these proxy solicitation materials that the Company has provided to the street name holder, the street name holder's own request for voting instructions. By completing the voting instruction card, the stockholder may direct their street name holder how to vote the stockholder's shares. Alternatively, if a stockholder wants to vote their street name shares at the Annual Meeting, the stockholder must contact their broker directly in order to obtain a proxy issued to the stockholder by their nominee holder. A broker letter that identifies the stockholder as a stockholder is not the same as a broker-issued proxy. If the stockholder fails to bring a nominee-issued proxy to the Annual Meeting, the stockholder will not be able to vote their nominee-held shares at the Annual Meeting.

     If a stockholder holds shares in street name through a broker or other nominee, the broker or nominee will not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a stockholder does not give a broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum present at the Annual Meeting.

     The nominee for director listed herein will be elected by a plurality of the votes of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Votes may be cast in favor or withheld with respect to such proposal. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000 and any other proposals that properly come before the Annual Meeting. Abstentions and broker non-votes will have no effect (other than for quorum purposes) on the election of the nominees for director. Abstentions on any other proposal will have the same effect as a vote against such proposal; however, a broker non-vote with respect to any such proposal will have no effect. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted "for" (i) the election of the person named under "Election of Director" as the Class I director of the Company; (ii) the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and (iii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting. The Company does not know of any matters, other than those described in the Notice of Annual Meeting of Stockholders, which will come before the Annual Meeting.

     A stockholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by (i) executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or (iii) appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: AMRESCO, INC., 700 North Pearl Street, Suite 1900, Dallas, Texas 75201, Attention: Secretary.

Proxy Solicitation Expenses

     The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the Common Stock held by them as stockholders of record.




               PROPOSAL I B ELECTION OF DIRECTOR

Information Concerning Directors

     At the Annual Meeting, stockholders will be asked to elect one Class I director to serve as a member of the Company's Board of Directors for a three year term ending at the annual meeting of stockholders for 2003, or until his successor has been duly elected and qualified. The Board of Directors recommends that the Class I nominee named below be elected to serve as a Class I director. The persons named in the proxy intend to vote the proxies for the election of the Class I nominee named below. If the nominee refuses or becomes unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person as may be nominated.

     The following table sets forth certain information, as of March 31, 2000, concerning the nominee for election as a Class I director and each other director. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any of the directors, nor between any of them and any executive officers of the Company. For information concerning the directors' ownership of Common Stock, see "OWNERSHIP OF SECURITIES."

     The Class II and Class III directors are not being elected at this time. Their terms will expire at the annual meeting of stockholders held in the year indicated below.

                                                                                          Year
                            Positions with the Company and Principal           Director   Term    Board
   Name (Age)               Occupation During the Past Five Years               Since    Expires  Comm.

                                      Class I Director
  Bruce W. Schnitzer       Mr.  Schnitzer serves as a director of the           1993     2000    (1)(3)
           (55)            Company. Mr. Schnitzer also serves as Chairman
                           of Wand Partners Inc., an investment advisory
                           company (since 1987); Director of Penncorp
                           Financial Group, Inc., a holding company of
                           primarily insurance companies (since 1990);
                           and Director of Nestor, Inc., a software and
                           technology company (since 1994).

                                      Class II Directors

  James P. Cotton, Jr.     Mr. Cotton serves as a director of the               1993     2001    (2)
          (61)            director of the Company. Mr. Cotton also
                          serves  as Chairman of the Board of USBA
                          Holdings, Ltd. (since 1990) and B@ncalliance.com,
                          Inc. (since 1999). Both companies provide products
                          and services to financial institutions.

 Amy J. Jorgensen         Ms. Jorgensen serves as a director of the             1995     2001    (2)(4)
          (46)            Company. Ms. Jorgensen also serves as
                          Managing Director of Greenbriar Associates
                          LLC, which provides advice and executes
                          transactions relating to real estate assets
                          and companies (since 1995), and as President
                          of the Jorgensen Company, an investor in real
                          estate  and a consultant for real estate
                          strategy and finance.

                                    Class III Directors


  Richard L. Cravey       Mr. Cravey serves as a director of the                1993     2002    (1)(3)
          (55)            Company  and as its Chairman of the Board
                          of Directors (since March 31, 2000). Mr.
                          Cravey  also holds the following positions:
                          Founder and Managing Director of Cravey,
                          Green & Wahlen Incorporated, a private risk
                          capital investment firm (since 1985), its
                          investment management  affiliate, CGW
                          Southeast Management Company (since 1991) and
                          its affiliates, CGW Southeast I, Inc. (the
                          general partner of CGW Southeast Partners  I,
                          L.P.) and CGW Southeast  II, Inc. (the general
                          partner of CGW  Southeast Partners  II, L.P.)
                          (since 1991); and Director  of Cameron  Ashley
                          Building Products, Inc.,  a national distributor
                          of home building products (since 1994).

  Robert H. Lutz, Jr.     Mr. Lutz serves as President (since March 31,         1994     2002    (1)
          (50)            2000) and Chief Executive Officer of the Company
                          (since May 1994). Mr. Lutz previously served as
                          Chairman of the Board of the Company (May 1994
                          to March 31, 2000) Mr. Lutz also served  as  a
                          director of Bristol Hotel Company (1995 to July
                          1998) until it merged into FelCor Lodging Trust
                          for whom he presently serves as a director.

(1)       Member of the Executive Committee
(2)       Member of the Audit Committee
(3)       Member of the Compensation Committee
(4)       Member of the Stock Option and Bonus Committee


Board of Directors and Standing Committees

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act upon matters requiring Board approval. It holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors held 18 meetings during 1999. All directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Messrs. Adair, Eickhoff and Harris resigned from the Board on March 31, 2000, March 3, 2000 and November 9, 1999, respectively.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option and Bonus Committee. Members of these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the Annual Meeting.

     The Executive Committee consists of Messrs. Cravey (Chairman), Lutz and Schnitzer. Subject to certain limitations specified by the Company's Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. The Executive Committee did not meet during 1999.

     The Audit Committee consists of Ms. Jorgensen and Mr. Cotton. Mr. Eickhoff served as Chairman of this committee until his resignation from the Board. The Audit Committee held two meetings during 1999. The functions of the Audit Committee include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants with regard to the audit plan, reviewing the presentation of the Company's financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of such public accountants.

     The Compensation Committee consists of Messrs. Cravey and Schnitzer. Dr. Harris also served on this committee until his resignation from the Board. This committee held no meetings during 1999. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for executive officers of the Company and its subsidiaries.

     The Stock Option and Bonus Committee consists of Ms. Jorgensen. This committee held one meeting during 1999. The function of the Stock Option and Bonus Committee is to determine, subject to the restrictions set forth in the stock option and award plans, the individuals to whom awards and options will be granted and the terms of such awards and options.

     The Company does not have a nominating or other standing committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole. The Company will consider director nominee recommendations submitted by stockholders. Recommendations should be submitted, in writing, to AMRESCO, INC., Attn: Investor Relations, 700 North Pearl Street, Suite 1900, Dallas, Texas 75201.


           (balance of page intentionally left blank)

                     OWNERSHIP OF SECURITIES

     The following table sets forth certain information, as of March 31, 2000, regarding the Common Stock owned by: (i) each person who is known by management to be the beneficial owner of more than 5% of the Common Stock as of such date; (ii) the Company's directors; (iii) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for fiscal 1999; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

                                           Amount and
                                           Nature of       Percent of
                                           Beneficial        Class
        Name of Beneficial Owner           Ownership

Dimensional Fund Advisors                  2,693,900  (1)      5.53
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

Robert L. Adair III                          417,899  (2)        *
James P. Cotton, Jr.                         202,565  (3)        *
Richard L. Cravey                            293,252  (4)        *
Barry L. Edwards                             169,331  (5)        *
Mark D. Gibson                               100,304  (6)        *
Harold E. Holliday, Jr.                      123,470  (7)        *
Amy J. Jorgensen                              15,762  (8)        *
Robert H. Lutz, Jr.                          524,701  (9)       1.1
Bruce W. Schnitzer                           131,762 (10)        *
All executive officers and directors as
a group (a total of 11 persons)            2,528,787 (11)       2.2

*  Less than 1%

(1)Information included herein is based solely on information obtained from securities ownership reports prepared and filed with the Securities and Exchange Commission.

(2)Includes options which were exercisable within sixty days to purchase 129,110 shares. Mr. Adair resigned from the Company on March 31, 2000.

(3)Includes options which were exercisable within sixty days to purchase 8,762 shares and 3,000 restricted shares with respect to which he has voting rights.

(4)Includes options which were exercisable within sixty days to purchase 8,762 shares, 3,000 restricted shares with respect to which he has voting rights and 283,680 shares owned by CGW Southeast I, Inc. and CGW Southeast II, Inc. as to which Mr. Cravey serves as an officer. Mr. Cravey disclaims
   ownership   of  a  further  412,504  shares  owned   by   such
   corporations.

(5)Includes options which were exercisable within sixty  days  to
   purchase  121,559  shares.  Mr.  Edwards  resigned  from   the
   Company on March 31, 2000.

(6)Includes options which were exercisable within sixty days to purchase 78,474 shares. Mr. Gibson resigned from the Company on March 17, 2000.

(7)Includes options which were exercisable within sixty  days  to
   purchase  99,763  shares.  Mr.  Holliday  resigned  from   the
   Company on March 31, 2000.

(8)Includes options which were exercisable within sixty  days  to
   purchase  8,762  shares  and  3,000  restricted  shares   with
   respect to which she has voting rights.

(9)Includes options which were exercisable within sixty days to purchase 424,638 shares and 35,357 restricted shares with respect to which he has voting rights.

(10)Includes options which were exercisable within sixty days to purchase 116,572 shares and 3,000 restricted shares with respect to which he has voting rights.

(11)Includes options which were exercisable within sixty days to purchase 1,194,947 shares and 90,828 restricted shares with respect to which they have voting rights.


                  MANAGEMENT AND REMUNERATION

Executive Officers

     Set forth below are the names and ages of all executive officers of the Company as of March 31, 2000. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any such officers or between any such officers and any directors. Officers generally are elected annually for one year terms or until their successors are elected and qualified. All executive officers are United States citizens.


    Name (Age)            Position with the Company and Principal
                          Occupation During the Past Five Years

Robert H. Lutz, Jr.*    Mr.   Lutz  serves  as  President  and  Chief
          (50)          Executive  Officer  of  the  Company   (since
                        March 31, 2000) and previously served as Chairman of the Board of the Company (from
                        May 1994 to March 31, 2000).

Jonathan S. Pettee      Mr.   Pettee   serves   as   Executive   Vice
          (41)          President and Chief Financial Officer of  the
                        Company  (since March 31, 2000).  Mr.  Pettee
                        also  serves as President and Chief Operating
                        Officer  of AMRESCO Capital Trust and  AMREIT
                        Managers,  L.P. (since November 1998).   From
                        1996 to 1998, Mr. Pettee was responsible  for
                        mortgage    product   development,    capital
                        raising  and  management of a  non-investment
                        grade    portfolio   of   commercial   backed
                        securities for the Company. From 1995 to 1996, Mr. Pettee served as Managing Director for BBC Investment Advisors.

L. Keith Blackwell      Mr.   Blackwell   serves   as   Senior   Vice
          (59)          President  (since  February  1998),   General
                        Counsel  and  Secretary (since January  1994)
                        of  the Company and previously served as Vice
                        President  of the Company (February  1996  to
                        February 1998).

Randolph E. Brown       Mr.  Brown  serves as President -  Commercial
          (39)          Finance of the Company (since February  1998)
                        and   previously  served  as  a  Senior  Vice
                        President or a Vice President of the  Company
                        (April 1995 to February 1998) and as the Director or Business Development Coordinator
                        -   Portfolio  Acquisitions  (March  1993  to
                        April 1995).

*  Mr.  Lutz  is  a  director  of the  Company.   For  additional
   information concerning Mr. Lutz, see "ELECTION OF  DIRECTOR  -
   Information Concerning Directors."

    On March 17, 2000, Mr. Mark D. Gibson (Executive Managing Director - Holldiay Fenoglio Fowler L.P.) and Mr. Douglas R. Urquhart (President - Asset Management) resigned from the Company. On March 31, 2000, Mr. Robert L. Adair III (President and Chief Operating Officer), Mr. Barry L. Edwards (Executive Vice President and Chief Financial Officer) and Mr. Harold E. Holliday (President - Commercial Mortgage Banking) resigned from the Company.

Executive Compensation Summary

     The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries during each of the last three fiscal years of the Company to or on behalf of Mr. Lutz, the Company's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company:

                   Summary Compensation Table

                             Annual Compensation          Long Term Compensation
         Name                                             Restricted          Securities
          and                                               Stock             Underlying     All Other
   Principal Position          Year  Salary    Bonus         Award(s)(1)         Options(#)   Compensation
Robert H. Lutz, Jr.            1999 $650,016     -            $   -                 -           $ 8,550 (2)
 Chairman of the Board         1998  650,016     -             694,324            267,386        23,250 (2)
 and Chief Executive           1997  650,016  1,200,000        441,722            131,445        84,693 (2)
 Officer

Robert L. Adair III            1999  447,200     -                -                 -             4,800 (3)
 President and Chief           1998  426,504     -             543,384            200,540        16,545 (3)
 Operating Officer             1997  415,992    600,000        282,722             87,630        56,045 (3)

Barry L. Edwards
 Executive Vice                1999  317,200     -                -                 -             4,800 (4)
 President and Chief           1998  301,242     -             543,384            133,693         9,757 (4)
 Financial Officer             1997  284,448    550,000        182,055             73,025        39,336 (4)

Mark D. Gibson                 1999  400,000    234,048           -                 -         1,094,924 (5)
 Executive Managing Director-  1998  375,000     -             101,959            100,270       875,068 (5)
 Holliday Fenoglio Fowler      1997  200,000     -             150,938             73,025       751,250 (5)
 L.P.

Harold E. Holliday, Jr.        1999  327,600    104,868           -                 -             4,800 (6)
 President - Commercial        1998  311,250     -             301,880            133,693         9,338 (6)
 Mortgage Banking              1997  293,748    315,000        140,218             91,281        37,275 (6)

(1)Amounts shown in the table represent the fair market value of the restricted stock on the date of grant. At December 31, 1999, Messrs. Lutz, Adair, Edwards, Holliday and Gibson had 45,814, 32,063, 27,294, 7,052 and 14,233 shares of restricted stock, respectively, and, based upon the then stock price of $1.4062 per share, such shares of restricted stock had a value of $62,424, $45,087, $38,381, $9,917 and $20,014, respectively. All restricted stock granted in respect of 1998 will vest on February 24, 2001. All restricted stock granted prior to 1998 vests twenty percent (20%) on the first, second, third, fourth and fifth anniversary of the date of grant provided such individuals are then employed by the Company. In the event that dividends are paid on the Common Stock, such dividends would be payable on such shares of restricted stock.

(2)For 1999, consists of $3,750 paid by the Company in connection with the purchase of shares of Common Stock under the AMRESCO, INC. Employee Stock Purchase Plan (the "Stock Purchase Plan") and $4,800 contributed by the Company to 401(k) and retirement savings programs under the AMRESCO, INC. Retirement Savings and Profit Sharing Plan and Trust (the "Retirement Savings Plan").
   For 1998, consists of $3,750 under the Stock Purchase Plan and $19,500 under the Retirement Savings Plan.
   For 1997, consists of $4,412 under the Stock Purchase Plan and $80,281 under the Retirement Savings Plan.

(3)For 1999, consists of $4,800 under the Retirement Savings Plan. For 1998, consists of $3,750 under the Stock Purchase Plan
   and  $12,795  under the Retirement Savings  Plan.   For  1997,
   consists of $4,013 under the Stock Purchase Plan and $52,032 under the Retirement Savings Plan.

(4)For 1999, consists of $4,800 under the Retirement Savings Plan. For 1998, consists of $720 under the Stock Purchase Plan and
   $9,037 under the Retirement Savings Plan.
   For 1997, consists of $3,183 under the Stock Purchase Plan and
   $36,153 under the Retirement Savings Plan.

(5)For 1999, consists of commissions of $1,087,124 and $4,800 under the Retirement Savings Plan.
   For 1998, consists of commissions of $835,018 and $40,050 under the Retirement Savings Plan.
   For 1997, consists of commissions of $720,829, $3,750 under the Stock Purchase Plan and $26,671 under the Retirement Savings Plan.

(6)Consists  of amounts contributed or paid under the  Retirement
   Savings Plan for the years 1999, 1998 and 1997, respectively.


Option Grants During 1999 Fiscal Year

   There were no option grants during the 1999 fiscal year.

Option Exercises and Fiscal Year-End Values

   The following table shows for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the number of shares acquired upon the exercise of options during 1999, the amount realized upon such exercise, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999 and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

                  Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                         Shares
                      Acquired on                  Number of Securities
                      Exercise of   Value         Underlying Unexercised        Value of Unexercised In-the-Money
       Name             Options    Realized    Options at December 31, 1999      Options at December 31, 1999 (1)
                                                Exercisable     Unexercisable     Exercisable      Unexercisable
Robert H. Lutz, Jr.       -      $    -           398,349         266,487         $    -                 -
Robert L. Adair III       -           -           129,110         177,958              -                 -
Barry L. Edwards          -           -           263,676         121,559              -                 -
Harold E. Holliday, Jr.   -           -            99,763         125,211              -                 -
Mark D. Gibson            -           -            63,869         109,426              -                 -

(1)Since the December 31, 1999 stock price of $1.4062 per share was less than the exercise price of any such options, there were no "in-the-money options."

Employment Agreement with Chief Executive Officer

     The  Board  of  Directors appointed Mr. Lutz  as  the  Chief
Executive Officer of the Company, effective May 31, 1994, pursuant to a three year employment agreement. At its meeting held on May 28, 1997, the Board of Directors extended Mr. Lutz's employment agreement for an additional three year period. The agreement provides that Mr. Lutz will receive an annual salary of at least $650,000 and be eligible to participate in the Company's bonus plans in effect from time to time. If the Company terminates Mr. Lutz's employment without cause, or if he terminates his employment because of a breach by the Company, he will be entitled to continue to receive his base salary for the remainder of the term of the agreement. Mr. Lutz has the right to terminate his employment for any reason upon thirty days notice to the Company. The Company may terminate Mr. Lutz's employment  for "cause" with no further obligations.  "Cause"  is defined in the employment agreement as (i) gross neglect of duties thereunder, (ii) willful misconduct or purposeful actions which directly result in material injury to the Company or
(iii) indictment for a felony. Mr. Lutz will be subject to certain restrictions on his ability to compete with or solicit clients from the Company for one year from the date of termination of his employment by the Company for cause or if he terminates his employment for any reason other than a breach by the Company. No stock options or other stock awards were awarded to Mr. Lutz in connection with the extension of his employment agreement.

Change of Control Arrangements

     As of December 31, 1999, there were agreements between the Company and Messrs. Lutz, Adair, Edwards and certain other officers of the Company (each such agreement being sometimes referred to herein as a "Severance Compensation Agreement"), which agreements provide for compensation arrangements relating to the occurrence of a change of control of the Company. The term of each Severance Compensation Agreement expires April 30, 2001, subject to automatic extension from year to year unless (i) there has been no change of control and (ii) no fewer than thirty days prior to April 30, 2001 or the appropriate April 30 thereafter, the Company has given a notice that it does not wish to extend the Severance Compensation Agreement. The Severance Compensation Agreement requires the Company to pay to the officer, if his employment is terminated within a two year period following a change of control (other than by reason of disability, retirement, voluntary resignation or by the Company for cause), a sum equal to three times the officer's annual compensation for the calendar year immediately preceding the calendar year in which the termination of employment occurs, or such officer's total compensation for the three calendar years ended immediately preceding the calendar year in which the termination occurs, whichever is greater. The Severance Compensation Agreement also provides that (i) all stock options then held by the officer will immediately become exercisable and the officer will become 100% vested in all shares of restricted stock held by or for benefit of the officer notwithstanding any provision to the contrary in any stock option agreement or restricted stock agreement, (ii) the officer's right to exercise any previously unexercised options under any stock option agreement will not terminate until the latest date on which the option granted under such agreement would expire under the terms of such agreement but for the officer's termination of employment and (iii) the Company will continue to provide the officer with medical/dental and related benefits and long-term disability benefits equal to the benefits in effect for the officer at the time of the change of control, at the same cost to the officer as the cost, if any, charged to the officer for those benefits prior to the termination of employment. The Company is required to provide such medical/dental and related benefits for the period from the officer's termination of employment until the earlier of three years from the date of termination of employment or the date the officer obtains employment which provides him with comparable medical/dental and related benefits and/or long term disability benefits.

     As of December 31, 1999, the Company had a letter agreement with Mr. Holliday, in which it agreed that in the event it becomes imminent that there will be a change of control of the Company, such person would be granted a three year employment agreement providing for a base salary equal to such person's then base salary, employee benefits comparable to those being provided to other senior management, a yearly bonus determined in accordance with the formula and guidelines then applicable to such person and participation in then existing stock option and restricted stock plans then being provided for other senior management. Further, such letter agreement provides that in the event such person's employment is terminated after a change of control of the Company, such person will receive a lump sum payment equal to the sum of the base salary payable through the remaining term of the agreement and the aggregate amount of yearly cash bonuses payable through the remaining term of the agreement, assuming the yearly cash bonus would be equal to the most recent yearly cash bonus paid to such person.

Compensation Committee Report on Executive Compensation

     Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. During 1999, Messrs. Richard L. Cravey and
Bruce W. Schnitzer served on the Compensation Committee. Dr. Sidney E. Harris also served on the Compensation Committee during 1999 until his resignation from the Board on November 9, 1999. No member of the Compensation Committee was employed by the Company during 1999. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under the Company=s stock option and award plans which are made solely by the Stock Option and Bonus Committee.

     The following addresses the Company's executive officer compensation policies for 1999.

     General. The Company's compensation program is designed to enable the Company to attract, motivate and retain high quality senior management by providing a competitive total compensation opportunity based on performance. To this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash for the achievement of financial performance goals and long-term stock-based incentives which strengthen the mutuality of interests between senior management and the Company's stockholders.

     The Company's stock option and award and incentive compensation plans are intended to qualify as "performance based" compensation under Section 162(m) of the Code, which compensation is not subject to the $1,000,000 cap. Nevertheless, not all compensation that will be received by executive officers of the Company will qualify as "performance based" compensation. For example, base salary is never performance based. As a result, it is possible that the value of salary, such restricted stock awards and other non-qualifying compensation, could cause an executive officer's compensation to exceed the $1,000,000 cap on deductibility in any particular year.

     Salaries. Mr. Lutz's salary through May 2000 is provided for in an employment agreement that was negotiated on an arms-length basis between the Company and him prior to his employment. The Company utilized the services of a nationally-recognized executive recruiting firm to assist in the identification and engagement of Mr. Lutz. The compensation package provided for in Mr. Lutz's employment agreement reflects the advice of such recruiting firm with respect to the compensation package required to secure the services of an individual with the background and experience of Mr. Lutz, as well as the compensation paid to top executives of other public companies. The executive recruiting firm that assisted in the hiring of Mr. Lutz did not identify in its report the public companies used in its analysis. The material terms of Mr. Lutz's employment agreement are described above under the caption "Employment Agreement with Chief Executive Officer."

     Salaries of other executive officers of the Company were determined based upon the level of responsibility, time with the Company, contribution and performance of the particular executive officer. Evaluation of these factors was subjective, and no
fixed   or   relative  weights  were  assigned  to  the   factors
considered.

     Option and Restricted Stock Grants. The Company uses grants of stock options and restricted stock to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its stockholders. The Company's stock option and award plans are administered by the Stock Option and Bonus Committee, which determines the persons eligible, the number of shares subject to each grant, the exercise price of options thereof and the other terms and conditions of the option or restricted stock.




     Options granted under the stock option and award plans generally have an exercise price equal to 100% of the market price of the Common Stock on the date that the option is granted, and the term of any option granted cannot exceed ten years. Option grants typically vest over a four year period, subject to continued employment; provided that options granted in July 1998 to key management personnel, including the executive officers named in the Summary Compensation Table, will vest over a five year period from the date of grant. Restricted stock which has been granted generally vests over a period of five years, provided the grantee is an employee on the date of vesting. Generally only key employees (including executive officers) of the Company and its subsidiaries are eligible to receive grants of option or restricted stock under the stock option award plans.


     The Compensation Committee

     Richard L. Cravey
     Bruce W. Schnitzer, Jr.


Director Compensation

     Under the AMRESCO, INC. 1997 Stock Option and Award Plan (the "1997 Stock Plan"), each non-employee director will receive an automatic grant of nonqualified stock options to purchase 15,000 shares of Common Stock every three years. Stock options granted to directors vest thirty-three percent (33%) each year beginning on the date of grant. Directors also receive a $1,000 fee for each Board of Directors or Committee meeting attended; however, only one $1,000 fee is paid for attendance at Board of Directors and Committee meetings held on the same day.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1999, Messrs. Cravey and Schnitzer served on the Compensation Committee. Mr. Cravey served as Chairman of the Board and Chief Executive Officer of the Company from December
1993 to May 1994.



           (balance of page intentionally left blank)

Five-Year Stockholder Return Comparison

Set forth below is a line graph comparing, for the five year period ending December 31, 1999, the yearly percentage change in the cumulative total stockholder return on the Common Stock with that of (i) all U.S. companies quoted on NASDAQ and (ii) financial companies quoted on NASDAQ. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

          COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
    AMONG AMRESCO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE NASDAQ FINANCIAL INDEX

                                  Cumulative Total Return
                         12/94  12/95  12/96  12/97 12/98  12/99

AMRESCO, INC.           100.00 192.08 403.00 455.73 131.82  83.81
NASDAQ STOCK MARKET     100.00 141.33 173.89 213.07 300.25 542.43
(U.S.)
NASDAQ FINANCIAL        100.00 145.68 187.03 286.11 277.73 274.63



$100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.


      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Company loaned $259,312 to Mr. Eickhoff on October 31, 1990 in connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of Mr. Eickhoff and James P. Cotton, Jr., both former officers of the Company. In connection with the termination of such arrangement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value thereof ($259,312) was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Eickhoff for a five year term at an interest rate of 8.50% per annum. Prior to maturity, the loan was renewed and extended on a year-to-year basis. During 1991, an additional $25,000 was loaned to Mr. Eickhoff on the same terms.

     The   Company   assists  Mr.  Eickhoff  in   obtaining   and
maintaining  a split dollar life insurance policy.   This  policy
provides aggregate death benefits of approximately $11,700,000 to Mr. Eickhoff's beneficiaries.

      The Company has agreed to pay the entire premium for Mr. Eickhoff's policy through the premium due for December 2007, regardless of his employment status with the Company. The premiums during 1999 for Mr. Eickhoff's policy were $161,628. A portion of each such premium payment is treated as taxable income to Mr. Eickhoff and the remainder is treated as a loan. The outstanding principal balance of the loan as of March 31, 2000 (after deduction of the cash surrender value) was approximately $284,312. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.

     The Company loaned $213,941 to Mr. Cotton on October 31, 1990 in connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of Mr. Cotton and Mr. Eickhoff. In connection with the termination of such agreement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value thereof ($213,941) was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Cotton for a five year term at an interest rate of 8.54%. Prior to maturity, the loan was renewed and extended on a year-to-year basis.

     The Company assists Mr. Cotton in obtaining and maintaining a split dollar life insurance policy. This policy provides aggregate death benefits of approximately $12,700,000 to Mr. Cotton's beneficiaries. The Company has agreed to pay the entire premium for Mr. Cotton's policy through the premium due for October 2006, regardless of his employment status with the Company. The premiums during 1999 for Mr. Cotton's policy were $294,884. A portion of each such premium payment is treated as taxable income to Mr. Cotton and the remainder is treated as a loan. The outstanding principal balance of the loan as of March 31, 2000 (after deduction of the cash surrender value) was approximately $240,941. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.

               SECTION 16(a) BENEFICIAL OWNERSHIP
                      REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons owning more than 10% of the Company's equity securities have been complied with, except that [James P. Cotton, Jr., a director of the Company, filed one late report].




        PROPOSAL II--APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Deloitte & Touche LLP, as independent auditors for the year ending December 31, 2000. Deloitte & Touche LLP has served as the Company's independent auditors since March 15, 1994. Approval of the appointment by the stockholders will require the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                         OTHER BUSINESS

     Management does not presently know of any matters which may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

     If you do not expect to be personally present at the Annual Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.

           DATE FOR RECEIPT OF STOCKHOLDERS PROPOSAL

      Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at the Company's 2001 Annual Meeting must be received by the Company at its principal executive offices no later than December 14, 2000 to be included in the Company's Proxy Statement for that meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING, FINANCIAL STATEMENTS AND SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON. COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON 10K WILL BE FURNISHED UPON REQUEST UPON A PAYMENT OF A FEE OF $ .25 PER PAGE. PLEASE ADDRESS ALL REQUESTS TO AMRESCO, INC.,
ATTN: INVESTOR RELATIONS, 700 NORTH PEARL STREET, SUITE 1900, DALLAS, TEXAS 75201 (TELEPHONE: (214) 953-7700).


                 By Order of the Board of Directors



                 /s/ L. Keith Blackwell
                 L. Keith Blackwell
                 Senior Vice President, General Counsel and Secretary


April 21, 2000

1. Election of Directors   FOR all nominees [ ] WITHHOLD AUTHORITY to vote                [ ]  *EXCEPTIONS [ ]
                           listed below         listed below for all nominees listed below

Nominee: Bruce W. Schnitzer
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)

* Exceptions
             -----------------------------------------------------

2. Proposal to ratify the appointment of Deloitte & Touche    The Proxies are authorized to vote, in
   LLP as the independent auditors of the Company to audit    their discretion, upon such other business
  the accounts of the Company for the fiscal year ended       as may properly come before the meeting.
  December 31, 2000.


   FOR  [ ]           AGAINST [ ]          ABSTAIN  [ ]


                                          Change of Address and
                                          or Comments Mark Here  [ ]

                                      PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                      WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
                                      SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                      ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                      FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN
                                      FULL CORPORATE NAME BY THE PRESIDENT OR OTHER
                                      AUTHORIZED OFFICER. IF A PARTNERSHIP,PLEASE SIGN IN
                                      PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                      DATED: ___________________________, 2000

                                             _______________________________
                                                     Signature

                                             -------------------------------
                                              Signature, if held jointly

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED     VOTES MUST BE INDICATED
POSTAGE PREPAID ENVELOPE.)                                   (X) IN BLACK OR BLUE INK.    (X)
- - --------------------------------------------------------------------------

                                 AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 1900
                              DALLAS, TEXAS 75201

                                     P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Richard L. Cravey and and L. Keith Blackwell as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AMRESCO, INC. held of record by the undersigned on April 10, 2000 at the annual meeting of stockholders to be held on May 31, 2000 or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

(Continued and to be dated and signed on the reverse side.)

                                                  AMRESCO, INC.
                                                  P.O. BOX 11298
                                                  NEW YORK, N.Y.10203-0298

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